EXHIBIT 99.1

                        [LOGO OF CARVER BANCORP, INC.]             FOR IMMEDIATE
                                                                   RELEASE


                Contact:  David Lilly / Ruth Pachman        William Gray
                          Kekst and Company                 Carver Bancorp, Inc.
                          (212) 521-4800                    (212) 360-8840

              CARVER BANCORP, INC. ANNOUNCES THIRD QUARTER RESULTS

     REPORTS EPS OF $0.47 AND $1.45 FOR THE THIRD QUARTER AND YEAR-TO-DATE,
                                  RESPECTIVELY
                      ANNOUNCES QUARTERLY DIVIDEND OF $0.05

NEW YORK, NEW YORK, JANUARY 29, 2004 - Carver Bancorp, Inc. (the "Company" or "Carver") (AMEX: CNY), the holding company for Carver Federal Savings Bank (the "Bank"), today announced its results of operations for the three- and nine-month periods ended December 31, 2003 for the fiscal year ending March 31, 2004 ("fiscal 2004").

The Company reported diluted earnings per share of $0.47 for the quarter ended December 31, 2003 compared to $0.38 diluted earnings per share for the same period last year, an increase of 24%. Net income available to common stockholders increased $289,000, or 32.2%, to $1.2 million compared to $898,000 for the same period last year.

Financial highlights for the three-month period ended December 31, 2003 compared to December 31, 2002, unless otherwise indicated, include:

         o Net interest income decreased $123,000, or 2.7%, to $4.4 million from $4.5 million.
         o Non-interest income increased $826,000, or 110.0%, to $1.6 million from $751,000.
         o Non-interest expense increased $585,000, or 16.5%, to $4.1 million from $3.5 million.
         o Total assets increased $19.7 million, or 3.9%, to $529.6 million from $509.8 million at March 31, 2003.
         o Total loans receivable, net, increased $44.4 million, or 15.2%, to $337.1 million from $292.7 million at March 31, 2003.
         o Investment securities decreased $15.4 million, or 9.3%, to $150.2 million from $165.6 million at March 31, 2003.
         o Total deposits increased $21.1 million, or 6.1%, to $368.3 million from $347.2 million at March 31, 2003.
         o Total borrowings decreased $11.4 million, or 10.5%, to $97.6 million from $109.0 million at March 31, 2003.
         o Stockholders' Equity increased $2.2 million, or 5.4%, to $43.3 million from $41.1 million at March 31, 2003.

Commenting on the Company's results, President and Chief Executive Officer Deborah C. Wright stated: "The third quarter of fiscal 2004 marked another quarter of strong performance for Carver in a difficult economic and interest rate environment. Margin compression continues to be a challenge for the Company and the banking industry. However, Carver continues to achieve increased earnings while maintaining strong asset quality. Although we do not expect the significant increases in mortgage prepayment penalty income evident in the second and the third quarter results to continue, we remain committed to growing sustainable non-interest income through current and new products. The Company continues to explore opportunities to use its capital to expand market presence and build franchise and stockholder value. As such we are excited to announce the opening, in February 2004, of our new state-of-the-art full service branch at Jamaica Center in Queens. Expenses related to development of this branch, other expansion opportunities, new regulatory requirements and other infrastructure investments have increased non-interest expenses this fiscal year."

The Board has declared a $0.05 per share dividend for the quarter ended December 31, 2003. The dividend is payable on February 13, 2004 to holders of record at the close of business on February 6, 2004.

INCOME STATEMENT HIGHLIGHTS

Quarterly Results
-----------------
Net income available to common stockholders increased $289,000, or 32.2%, to $1.2 million compared to $898,000 for the same period last year. The improvement is primarily due to increased non-interest income of $826,000, partially offset by increased non-interest expense of $585,000.

Net interest income before the provision for loan losses decreased by $123,000, or 2.7%, to $4.4 million compared to $4.5 million for the same period last year. Interest income declined $278,000, or 4.1%, compared to the same period last year. Partially offsetting the decline in interest income was a decrease in interest expense of $155,000, or 7.0%. Interest income decreased primarily as a result of the lower interest rate environment compared to the same period last year, which in turn has decreased yields on interest earning assets. Interest expense benefited from the lower interest rate environment and the Bank's periodic adjustment of certain deposit rates in an effort to better position the balance sheet.

The Company did not provide for additional loan loss reserves as the Company considers the current overall allowance for loan losses to be adequate.

Non-interest income increased $826,000, or 110.0%, to $1.6 million compared to $751,000 for the same period last year. This increase was primarily due to a $771,000 increase in loan fees and service charges. The increase in loan fees and service charges reflected higher mortgage prepayment penalties related to refinancing activity, principally prepayment penalties on two loans in the amount of $496,000. Although their occurrence is unpredictable, the Company does not expect the level of prepayment penalties that occurred in the third quarter to continue in future periods. As part of the management of its interest rate risk profile the Company sold certain fixed rate one- to four-family mortgage loans during the quarter which generated a net gain on sale of loans of $55,000.

Non-interest expense increased $585,000, or 16.5%, to $4.1 million compared to $3.5 million for the same period last year. The increase in non-interest expense was primarily due to an increase of $447,000 in employee compensation and benefits expense resulting from salary increases, new hires, increased cost of benefits plans and the timing for accruals of employee bonus expense. Additionally, increases of $89,000 in net occupancy expenses resulted primarily from new and upgraded 24/7 ATM centers. Also contributing to the increase in non-interest expense were capital securities costs of $152,000 for debt service on the recent $13 million in subordinated debt raised by Carver through an issuance of trust preferred securities in September 2003. These increases were offset by a decrease of $72,000 in equipment expenses.

Income before taxes increased $118,000, or 6.7%, to $1.9 million compared to $1.8 million for the same period last year. Income taxes decreased $171,000, or 21.2%, to $636,000 compared to $807,000 for the same period last year primarily due to a reduction in the Company's tax rate following the establishment of a real estate investment trust in February 2003.

Nine-Month Results
------------------
Net income available to common stockholders increased $992,000, or 38.0%, to $3.6 million compared to $2.6 million for the same period last year. The improvement is primarily due to increased non-interest income of $1.9 million and a decrease in the Bank's effective tax rate, partially offset by increased non-interest expense of $952,000 and a decrease in net interest income of $300,000.

Net interest income before the provision for loan losses decreased by $300,000, or 2.2%, to $13.2 million compared to $13.5 million for the same period last year. Interest income declined $686,000, or 3.4%, compared to the same period last year. Partially offsetting the decline in interest income was a reduction in interest expense of $386,000, or 5.7%. Interest income decreased primarily as a result of the lower interest rate environment compared to the same period last year, which in turn has decreased yields on interest earning assets. Interest expense benefited from the lower interest rate environment and the Bank's periodic adjustment of certain deposit rates in an effort to better position the balance sheet.

The Company did not provide for additional loan loss reserves as the Company considers the current overall allowance for loan losses to be adequate.

Non-interest income increased $1.9 million, or 77.4%, to $4.3 million compared to $2.4 million for the same period last year. The change in non-interest income was primarily attributable to a $1.1 million increase in loan fees and service charges primarily due to higher mortgage prepayment penalties of $1.1 million, increases of $110,000 in depository fees and charges resulting from increased ATM usage over the same period last year and growth in debit card income. The higher mortgage prepayment penalties were related to refinancing activity. Although their occurrence is unpredictable, the Company does not expect the level and amounts of prepayment penalties to continue in future periods. The increase of $570,000 in other non-interest income resulted primarily from a recovery of $558,000 in mortgage income of which $411,000 was related to the recognition of previously unrecognized mortgage loan income from one problem loan that had been held in escrow pending the resolution of certain mechanics' liens. The remaining $147,000 was from previously unrecognized prepaid mortgage loan income. Additionally, in an effort to reposition the balance sheet and manage interest rate risk, the Company sold investment securities during the second quarter of fiscal 2004 which generated a net gain of $31,000 and sold certain fixed rate one- to four-family mortgage loans during the third quarter of fiscal 2004 which generated a net gain on sale of loans of $55,000.

Non-interest expense increased $952,000, or 8.8%, to $11.8 million compared to $10.9 million for the same period last year. The increase in non-interest expense was primarily due to an increase of $787,000 in employee compensation and benefits expense resulting from salary increases, new hires, increased cost of benefits plans and the timing for accruals of employee bonus expense. Net occupancy expenses increased $100,000 primarily from new and upgraded 24/7 ATM centers. Also contributing to the increase in non-interest expense was an expense for capital securities costs of $175,000 for debt service on the recent $13 million in subordinated debt raised by Carver through an issuance of trust preferred securities in September 2003. These increases were offset by decreases of $62,000 in equipment expenses and $48,000 in other non-interest expense. The decrease in other non-interest expense is predominantly attributable to reductions in advertising expense of $195,000, loan expenses of $95,000 and security services of $68,000. Partially offsetting these decreases in other non-interest expense was a $262,000 increase in consulting expenses primarily related to establishing the Bank's real estate investment trust and complying with certification requirements in the new regulatory environment, a $47,000 increase in stationery and supplies as the Bank updated its privacy disclosure statements to comply with regulatory requirements and increased insurance and surety expense of $29,000.

Income before taxes increased $620,000, or 12.2%, to $5.7 million compared to $5.1 million for the same period last year. Income taxes decreased $372,000, or 16.0%, to $1.9 million compared to $2.3 million for the same period last year due to a reduction in the Company's tax rate following establishment of a real estate investment trust.

FINANCIAL CONDITION HIGHLIGHTS

At December 31, 2003, total assets increased by $19.7 million, or 3.9%, to $529.6 million compared to $509.8 million at March 31, 2003. The asset growth primarily reflects an increase in total loans receivable, net, of $44.4 million as mortgage loan originations and purchases exceeded mortgage loan repayments. The increase was partially offset by a decline in total securities of $15.4 million as new mortgage loans replaced investments that matured, prepaid or were sold. Management will continue to evaluate the balance of interest earning assets allocated to loan originations and purchases as well as additional purchases of mortgage-backed securities while continuing to assess yields and economic risk.

At December 31, 2003, total liabilities increased by $4.8 million, or 1.0%, to $473.5 million from $468.8 million at March 31, 2003. The increase in liabilities is a result of deposit growth of $21.1 million, partially offset by net repayments of borrowings from the Federal Home Loan Bank of New York of $11.4 million and a decrease of $4.9 million in other liabilities. The guaranteed preferred beneficial interest in junior subordinated debentures is the net addition of $12.7 million in trust preferred securities issued in the second quarter of fiscal 2004.

At December 31, 2003, total stockholders' equity increased $2.2 million, or 5.4%, to $43.3 million compared to $41.1 million at March 31, 2003. The increase in total stockholders' equity was primarily attributable to an increase in retained earnings year-to-date of $3.2 million, partially offset by a decrease of $775,000 in accumulated other comprehensive income and a $211,000 decrease related to treasury stock. The $211,000 decrease related to treasury stock is attributable to repurchases of the Company's stock, partially offset by payments made from treasury stock for stock-based compensation plans.

During the quarter ended December 31, 2003, the Company did not purchase any additional shares of its common stock in open market transactions as part of its stock repurchase program announced on August 6, 2002. To date, the Company has purchased 29,100 shares of its common stock in open market transactions at an average price of $13.84 per share. The Company intends to use the repurchased shares to fund its stock-based benefit and compensation plans and for any other purpose the Board of Directors of the Company deems advisable in compliance with applicable law.

ASSET QUALITY

At December 31, 2003, non-performing assets totaled $1.2 million, or 0.37% of total loans receivable, compared to $1.8 million, or 0.61% of total loans receivable, at March 31, 2003. At December 31, 2003, the allowance for loan losses of $4.1 million was substantially unchanged from $4.2 million at March 31, 2003. The allowance for loan losses decreased $30,000 due to net charge-offs during fiscal 2004. At December 31, 2003, the ratio of the allowance for loan losses to non-performing loans was 330.6% compared to 230.7% at March 31, 2003. At December 31, 2003, the ratio of the allowance for loan losses to total loans receivable was 1.21% compared to 1.40% at March 31, 2003.

Carver Bancorp, Inc., the largest African- and Caribbean-American operated financial services institution in the United States, is the holding company for Carver Federal Savings Bank, a federally chartered stock savings bank. The Bank operates five full-service branches in the New York City boroughs of Brooklyn, Queens and Manhattan. For further information, please visit the Company's website at www.carverbank.com.

STATEMENTS CONTAINED IN THIS NEWS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WHICH MAY BE IDENTIFIED BY THE USE OF SUCH WORDS AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "SHOULD," "COULD," "PLANNED," "ESTIMATED," "POTENTIAL" AND SIMILAR TERMS AND PHRASES. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED DUE TO A NUMBER OF FACTORS. FACTORS WHICH COULD RESULT IN MATERIAL VARIATIONS INCLUDE, BUT ARE NOT LIMITED TO, THE COMPANY'S SUCCESS IN IMPLEMENTING ITS INITIATIVES, INCLUDING EXPANDING ITS PRODUCT LINE, ADDING NEW BRANCHES, SUCCESSFULLY REBRANDING ITS IMAGE AND ACHIEVING GREATER OPERATING EFFICIENCIES; CHANGES IN INTEREST RATES WHICH COULD AFFECT NET INTEREST MARGINS AND NET INTEREST INCOME; COMPETITIVE FACTORS WHICH COULD AFFECT NET INTEREST INCOME AND NON-INTEREST INCOME; GENERAL ECONOMIC CONDITIONS WHICH COULD AFFECT THE VOLUME OF LOAN ORIGINATION, DEPOSIT FLOWS, REAL ESTATE VALUES, THE LEVELS OF NON-INTEREST INCOME AND THE AMOUNT OF LOAN LOSSES AS WELL AS OTHER FACTORS DISCUSSED IN DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME. ALL FORWARD-LOOKING STATEMENTS ARE MADE AS OF THE DATE HEREOF AND THE COMPANY AND THE BANK UNDERTAKE NO OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES THAT OCCUR AFTER THE DATE ON WHICH SUCH STATEMENTS WERE MADE.

                                      # # #

                                               CARVER BANCORP, INC. AND SUBSIDIARIES
                                          CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                                 (In thousands, except share data)

                                                                                                   DECEMBER 31,          MARCH 31,
                                                                                                       2003                 2003
                                                                                                       ----                 ----
                                                                                                    (UNAUDITED)
ASSETS
Cash and cash equivalents:
    Cash and due from banks                                                                           $ 15,413            $ 17,660
    Federal funds sold                                                                                   5,900               5,500
                                                                                             ------------------   -----------------
         Total cash and cash equivalents                                                                21,313              23,160
                                                                                             ------------------   -----------------
Securities:
     Available-for-sale, at fair value (including pledged as collateral of
       $86,600 at December 31, 2003, $124,139 at March 31, 2003)                                       100,918             129,055
     Held-to-maturity, at amortized cost (including pledged as collateral of
       $48,028 at December 31, 2003, $35,138 at March 31, 2003)                                         49,267              36,530
                                                                                             ------------------   -----------------
          Total securities                                                                             150,185             165,585
                                                                                             ------------------   -----------------
Loans receivable:
     Real estate mortgage loans                                                                        335,258             294,710
     Consumer and commercial business loans                                                              6,014               2,186
     Allowance for loan losses                                                                          (4,128)             (4,158)
                                                                                             ------------------   -----------------
          Total loans receivable, net                                                                  337,144             292,738
                                                                                             ------------------   -----------------
Office properties and equipment, net                                                                    10,869              10,193
Federal Home Loan Bank of New York stock, at cost                                                        4,876               5,440
Accrued interest receivable                                                                              2,416               3,346
Identifiable intangible asset, net                                                                          18                 178
Other assets                                                                                             2,750               9,205
                                                                                             ------------------   -----------------
          Total assets                                                                               $ 529,571           $ 509,845
                                                                                             ==================   =================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
     Deposits                                                                                        $ 368,276           $ 347,164
     Advances from the Federal Home Loan Bank of New York and other borrowed
       money                                                                                            97,592             108,996
     Other liabilities                                                                                   7,676              12,612
                                                                                             ------------------   -----------------
          Total liabilities                                                                            473,544             468,772
                                                                                             ------------------   -----------------
Guaranteed preferred beneficial interest in junior subordinated debentures                              12,728                   -
Stockholders' equity:
     Preferred stock (par value $0.01 per share; 1,000,000
        shares authorized; 100,000 issued and outstanding)                                                   1                   1
     Common stock (par value $0.01 per share: 5,000,000 shares authorized;
        2,316,358 shares issued; 2,284,390 and 2,296,960 outstanding at
        December 31, 2003 and March 31, 2003, respectively)                                                 23                  23
     Additional paid-in capital                                                                         23,816              23,781
     Retained earnings                                                                                  19,921              16,712
     Unamortized awards of common stock under  management recognition plan                                 (36)                 (4)
     Treasury stock, at cost (31,968 shares at December 31, 2003 and 19,398
        shares at March 31, 2003)                                                                         (401)               (190)
     Accumulated other comprehensive income                                                                (25)                750
                                                                                             ------------------   -----------------
          Total stockholders' equity                                                                    43,299              41,073
                                                                                             ------------------   -----------------
     Total liabilities and stockholders' equity                                                      $ 529,571           $ 509,845
                                                                                             ==================   =================

                                               CARVER BANCORP, INC. AND SUBSIDIARIES
                                                 CONSOLIDATED STATEMENTS OF INCOME
                                               (In thousands, except per share data)

                                                                           THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                              DECEMBER 31,                      DECEMBER 31,
                                                                              ------------                      ------------
                                                                              (UNAUDITED)                       (UNAUDITED)
                                                                         2003             2002             2003             2002
                                                                         ----             ----             ----             ----
Interest Income: (1)
   Loans                                                               $ 5,025          $ 5,141         $ 14,952         $ 15,829
   Total securities                                                      1,396            1,541            4,507            4,193
   Federal funds sold                                                       62               79              143              266
                                                                 --------------   --------------   --------------   --------------
     Total interest income                                               6,483            6,761           19,602           20,288
                                                                 --------------   --------------   --------------   --------------

Interest expense:
   Deposits                                                              1,140            1,373            3,560            4,443
   Advances and other borrowed money                                       924              846            2,821            2,324
                                                                 --------------   --------------   --------------   --------------
     Total interest expense                                              2,064            2,219            6,381            6,767
                                                                 --------------   --------------   --------------   --------------

     Net interest income                                                 4,419            4,542           13,221           13,521

Provision for loan losses                                                    -                -                -                -
                                                                 --------------   --------------   --------------   --------------
     Net interest income after provision for loan losses                 4,419            4,542           13,221           13,521
                                                                 --------------   --------------   --------------   --------------

Non-interest income:
   Depository fees and charges                                             479              483            1,454            1,344
   Loan fees and service charges                                         1,037              266            2,175            1,069
   Gain on sale of securities                                                -                -               31                -
   Gain on sale of loans                                                    55                -               55                -
   Other                                                                     6                2              577                7
                                                                 --------------   --------------   --------------   --------------
      Total non-interest income                                          1,577              751            4,292            2,420
                                                                 --------------   --------------   --------------   --------------

Non-interest expense: (1)
   Employee compensation and benefits                                    1,989            1,542            5,592            4,805
   Net occupancy expense                                                   385              296            1,053              953
   Equipment                                                               331              403            1,113            1,175
   Capital securities cost                                                 152                -              175                -
   Other                                                                 1,267            1,298            3,885            3,933
                                                                 --------------   --------------   --------------   --------------
      Total non-interest expense                                         4,124            3,539           11,818           10,866
                                                                 --------------   --------------   --------------   --------------

      Income before income taxes                                         1,872            1,754            5,695            5,075
Income taxes                                                               636              807            1,946            2,318
                                                                 --------------   --------------   --------------   --------------
      Net income                                                       $ 1,236          $   947         $  3,749         $  2,757
                                                                 ==============   ==============   ==============   ==============

Dividends applicable to preferred stock                                $    49          $    49            $ 148         $    148

      Net income available to common stockholders                      $ 1,187          $   898         $  3,601         $  2,609
                                                                 ==============   ==============   ==============   ==============

Earnings per common share:
       Basic                                                            $ 0.52          $  0.39         $   1.58         $   1.14
                                                                 ==============   ==============   ==============   ==============
       Diluted                                                          $ 0.47          $  0.38         $   1.45         $   1.09
                                                                 ==============   ==============   ==============   ==============

(1) Reclassifications have been made to prior year periods in order to conform with current periods.

                                               CARVER BANCORP, INC. AND SUBSIDIARIES
                                                        SELECTED KEY RATIOS
                                                            (Unaudited)

                                                                   THREE MONTHS ENDED            NINE MONTHS ENDED
KEY OPERATING RATIOS:                                                  DECEMBER 31,                 DECEMBER 31,
                                                                       ------------                 ------------
                                                                   2003           2002          2003           2002
                                                                   ----           ----          ----           ----
Return on average assets (1)                                       0.94 %         0.80 %        0.96 %         0.81 %
Return on average equity (2)                                      11.45           9.67         11.86           9.66
Interest rate spread (3)                                           3.33           3.93          3.41           4.10
Net interest margin (4)                                            3.53           4.08          3.58           4.26
Operating expenses to average assets (5)                           3.15           3.00          3.04           3.21
Equity-to-assets (6)                                               8.18           8.23          8.18           8.23
Efficiency ratio (7)                                              68.78          66.86         67.48          68.16
Average interest-earning assets to
  interest-bearing liabilities                                     1.12           1.08          1.10           1.08


ASSET QUALITY RATIOS:                                                  DECEMBER 31,                  MARCH 31,
                                                                       ------------                  ---------
                                                                   2003           2002          2003           2002
                                                                   ----           ----          ----           ----
Non performing assets to total assets (8)                          0.24           0.48          0.36           0.63
Non performing assets to total loans receivable (8)                0.37           0.81          0.61           0.96
Allowance for loan losses to total loans receivable                1.21           1.41          1.40           1.41
Allowance for loan losses to non-performing loans (8)             330.6          176.1         230.7          146.2


(1) Net income divided by average total assets, annualized
(2) Net income divided by average total equity, annualized
(3) Combined weighted average interest rate earned less combined weighted average interest rate cost
(4) Net interest income divided by average interest-earning assets annualized
(5) Non-interest expenses less loss on foreclosed real estate divided by average total assets, annualized
(6) Total equity divided by assets at period end
(7) Operating expenses divided by sum of net interest income plus non-interest income
(8) Non performing assets consist of non-accrual loans, loans accruing 90 days or more past due, & property acquired in settlement of loans